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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE                            Contact:  Timothy A. Johnson
                                                 Vice President, Strategic
                                                 Planning and Investor Relations
                                                 614-278-6622

                BIG LOTS REPORTS DECEMBER RETAIL SALES OF $667.5
                 MILLION AS COMPARABLE STORE SALES INCREASE 0.1%

           COMPANY REVISES FOURTH QUARTER SALES AND EARNINGS GUIDANCE

            COMPANY ANNOUNCES CEO TRANSITION PLAN FOR THE COMING YEAR

Columbus, Ohio - January 6, 2005 - Big Lots, Inc. (NYSE: BLI) today reported retail sales for the five weeks ended January 1, 2005 of $667.5 million, a 5.3% increase compared to retail sales of $633.7 million for the same period in fiscal 2003. Comparable store sales for all stores open at least two years as of the beginning of the fiscal year increased 0.1% in December with the value of the average basket increasing 3.0% compared to last year and the number of customer transactions decreasing 2.9%.

Retail sales increased 2.9% to $1,111.9 million for the nine-week quarter-to-date period ended January 1, 2005, compared to $1,081.1 million for the same period in fiscal 2003. Comparable store sales decreased 2.5% for the quarter-to-date period with the value of the average basket increasing 1.3% and the number of customer transactions decreasing 3.8%.

For the forty-eight week year-to-date period ended January 1, 2005, retail sales increased 4.8% to $4,068.6 million, compared to $3,883.7 million for the same period in fiscal 2003. Comparable store sales decreased 0.3% for the year-to-date period with the value of the average basket increasing 1.9% and the number of customer transactions decreasing 2.2%.

Retail sales statistics are as follows:

                                                         Comparable       2004 Comparable
                     Retail Sales ($ in millions)        Store Sales    Store Sales Detail
                    -------------------------------    --------------   ------------------
                      2004         2003      Change     2004     2003   Customers   Basket
                    --------     --------    ------    -----     ----   ---------   ------
December            $  667.5     $  633.7     5.3%      0.1%     6.2%     -2.9%      3.0%

Quarter to Date     $1,111.9     $1,081.1     2.9%     -2.5%     6.0%     -3.8%      1.3%

Year to Date        $4,068.6     $3,883.7     4.8%     -0.3%     3.7%     -2.2%      1.9%

Commenting on the monthly sales results, Michael J. Potter, Chairman and Chief Executive Officer stated, "December's sales reflect an improvement to our recent trends but results were below our expectations, principally due to continued softness in customer traffic. As expected, average basket results were above last year as sales trends of our hardlines and home decor categories improved during the month. In contrast, sales of seasonally sensitive holiday merchandise remained below plan and below last year."

[BIG LOTS LOGO]
                        Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

Mr. Potter added, "For the holiday shopping period of November and December, our 2.5% comp decline was below our plan and has resulted in current inventory levels which are above our plan. Accordingly, we have developed and are executing a more aggressive markdown strategy than originally planned in seasonal trim-a-tree, toys, and other gift giving categories to ensure we enter 2005 with fresh and relevant merchandise for our customers. Additionally, we have carefully reviewed our furniture assortment and taken price reductions on certain items including discontinued styles in an effort to maximize the early tax refund selling season in this key line of business. Clearly, we are disappointed with these sales results and the related markdown implications. However, we believe it is incredibly important that our in-store inventory is fresh and our merchants have sufficient `open to buy' to ensure we have the flexibility necessary to source the most exciting closeout merchandise available for our customers."

The Company now estimates comparable store sales for the fourth quarter will decline in the low single digits. This guidance assumes a flat to slightly positive comparable store sales increase for the month of January. The combination of a sales shortfall, end of season markdowns, and merchandise mix changes resulting from the missed sales in seasonal categories has resulted in a revision of earnings expectations for the fourth fiscal quarter. For the fourth fiscal quarter, the Company now estimates income from continuing operations to be in the range of $0.48 to $0.51 per share. This guidance assumes a gross margin rate in the range of 40.2% to 40.6% and a selling and administrative expense rate in the range of 33.6% to 34.0%.

Big Lots also announced today that Michael Potter will be transitioning from his role as CEO and will assume a newly created position of Chief Strategy Officer. Mr. Potter announced his desire to change his role with the organization in order to relocate his family back to the west coast. To ensure a smooth transition, Mr. Potter will continue to serve as CEO until his successor is appointed. Mr. Potter intends to continue to serve as Chairman of the Company's Board of Directors and stand for re-election in May 2005. The Board has retained Korn/Ferry International to conduct a search for CEO candidates to succeed Mr. Potter.

"In his role as CEO, Mike provided Big Lots with outstanding vision and leadership during a critical period," said David T. Kollat, a 14-year member of the Company's Board of Directors and Chairman of the Board's Nominating and Compensation Committee. "While we were surprised by Mike's decision, we understand and support his desire to return to the west coast to be closer to family. We are pleased he has agreed to play a continuing role with the Company as Chief Strategy Officer and member of the Board of Directors."

Since assuming the CEO role, Mr. Potter and his team executed a series of initiatives including:

      - moving to a single store and company brand name; improving store consistency, service and presentation;

      - reengineering the advertising and marketing program including launching a national television advertising campaign;

      -     opening over 400 new stores and remodeling over 700 stores;

      - refining the merchandise assortment and expanding successful categories such as consumables and furniture;

      - improving supply chain capabilities including enhancing the planning and allocation systems and adding three new distribution centers;

      - strengthening the team by attracting, retaining, and developing talented new leaders.

[BIG LOTS LOGO]

                        Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

"This is an important time for my family and me," Mr. Potter stated. "We're excited about our decision to move back west and I'm looking forward to continuing with Big Lots in my new role. I remain enthusiastic about the potential for our business and I will enjoy working with my successor to ensure a seamless transition. I'd like to thank the Big Lots associates for their support, dedication, and hard work as we continue together on the journey toward our goals."

Mr. Potter joined the Company in 1991 as Vice President and Controller and became Senior Vice President and Chief Financial Officer in 1994. He was named Executive Vice President in 1995. In 2000, he was appointed Chairman and CEO. Over the course of Mr. Potter's 14-year career with Big Lots, the Company has grown from $771 million in sales with 398 stores to a $4 billion Fortune 500 retailer with over 1,500 stores in 46 states.

Big Lots, Inc. will host a conference call at 8:30 a.m. EST today to discuss the Company's sales results for the holiday selling season and updated earnings expectations for the fourth fiscal quarter of 2004. The Company invites you to listen to the live webcast of the conference call at www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of the Company's website two hours after the call ends and will remain available through midnight on Thursday, January 20. A replay of the call will be available beginning January 6 at 12:00 noon (EST) through January 20 at midnight by dialing:
800-207-7077 (United States and Canada) or 913-383-5767 (International or metro-Seattle). The pin number is 4003.

Big Lots, Inc. is the nation's largest broadline closeout retailer. The Company operates a total of 1,513 stores in 46 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online purchasing at www.biglotswholesale.com. The Company's website is located at www.biglots.com.

[BIG LOTS LOGO]

                        Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

AUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF "SAFE HARBOR" PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the "safe harbor" provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference, which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company's business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will," and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company's ability to achieve the results contemplated by forward-looking statements are subject to a number of factors, any one or a combination of, which could materially affect the Company's business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:

      - the Company's ability to source and purchase merchandise on favorable terms;

      -     the ability to attract new customers and retain existing customers;

      - the Company's ability to establish effective advertising, marketing, and promotional programs;

      - economic and weather conditions which affect buying patterns of the Company's customers;

      -     changes in consumer spending and consumer debt levels;

      - the Company's ability to anticipate buying patterns and implement appropriate inventory strategies;

      -     continued availability of capital and financing on favorable terms;

      - competitive pressures and pricing pressures, including competition from other retailers;

      - the Company's ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance);

      - interest rate fluctuations and changes in the Company's credit rating;

      - the creditworthiness of the purchaser of the Company's former KB Toys business;

      - the Company's indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential liabilities arising out of the KB Toys bankruptcy;

      - litigation risks and changes in laws and regulations, including changes in accounting standards and tax laws;

      - transportation and distribution delays or interruptions that adversely impact the Company's ability to receive and/or distribute inventory;

[BIG LOTS LOGO]

                        Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

      - the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

      - the effect of fuel price fluctuations on the Company's transportation costs and customer purchases;

      -     interruptions in suppliers' businesses;

      - the Company's ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

      - the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

      - the effect of fluctuations in international freight rates and domestic transportation costs on the Company's profitability;

      - delays and costs associated with building, opening, and modifying the Company's distribution centers;

      - the Company's ability to secure suitable new store locations under favorable lease terms;

      -     the Company's ability to successfully enter new markets;

      - delays associated with constructing, opening, and operating new stores;

      -     the Company's ability to attract and retain suitable employees; and

      - other risks described from time to time in the Company's filings with the Securities and Exchange Commission, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and filings made with the Securities and Exchange Commission.

[BIG LOTS LOGO]

                        Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com